SUB-ITEM 77C

RESULTS OF MEETINGS OF SHAREHOLDERS (UNAUDITED)

ARTIO GLOBAL INVESTMENT FUNDS

Special Meetings of Shareholders

The special meeting of Shareholders of the Artio International Equity Fund, Artio International Equity Fund II, Artio Total Return Bond Fund, Artio Global High Income Fund, Artio U.S. Microcap Fund, Artio U.S. Smallcap Fund, Artio U.S. Midcap Fund and Artio U.S. Multicap Fund, each a series of Artio Global Investment Funds (each a “Fund” and collectively, the “Funds”) was held on May 15, 2008.  At the meeting, the following shares of each Fund were represented:

Fund	Shares Represented by Proxy	Percentage of Shares Outstanding
Artio International Equity Fund	297,745,981.2377	53.122%
Artio International Equity Fund II	324,614,197.4323	52.565%
Artio Total Return Bond Fund	48,785,724.7720	53.491%
Artio Global High Income Fund	15,450,353.9920	62.725%
Artio U.S. Microcap Fund	589,050.9000	85.983%
Artio U.S. Smallcap Fund	702,838.7840	86.370%
Artio U.S. Midcap Fund	577,074.9120	89.738%
Artio U.S. Multicap Fund	595,060.5760	93.745%

Shareholders of each Fund voted on the following proposal:

To approve amended and restated investment advisory agreements between the Artio Global Funds (formerly, Julius Baer Funds) and Artio Global Management LLC (formerly, Julius Baer Investment Management LLC) (the “Adviser”) to take effect upon the successful completion of the initial public offering of Artio Global Investors Inc. (formerly, Julius Baer Americas, Inc.), a Delaware corporation and parent of the Adviser.

Artio International Equity Fund
Affirmative	Against	Abstain
290,527,987.5253	3,375,068.9420	3,842,924.7704

Artio International Equity Fund II
Affirmative	Against	Abstain
318,734,830.5628	2,137,322.2890	3,742,044.5805

Artio Total Return Bond Fund
Affirmative	Against	Abstain
47,323,251.8600	480,814.9120	981,658.0000

Artio Global High Income Fund
Affirmative	Against	Abstain
15,123,494.5280	120,196.4640	206,663.0000

Artio U.S. Microcap Fund
Affirmative	Against	Abstain
588,023.9000	1,027.0000	0.0000

Artio U.S. Smallcap Fund
Affirmative	Against	Abstain
702,234.7840	0.0000	604.0000

Artio U.S. Midcap Fund
Affirmative	Against	Abstain
576,037.9120	928.0000	109.0000

Artio U.S. Multicap Fund
Affirmative	Against	Abstain
595,060.5760	0.0000	0.0000